UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Company announced that it expects to record an additional $23 million loss provision in the third quarter of 2013 in connection with a whistleblower lawsuit involving the Company’s subsidiary, RehabCare Group, Inc. (“RehabCare”), for a total loss reserve of $25 million for this matter.

The lawsuit arises from a subcontractor arrangement between RehabCare, a therapy services company acquired by the Company on June 1, 2011, and another therapy services provider (the “Transaction”) and fees paid under and in connection with the Transaction. The parties entered into the Transaction in 2006. The complaint alleges violations of the federal civil False Claims Act based upon an underlying claim that the Transaction violated the federal Anti-Kickback Statute. The trial on the matter has been recessed until February 3, 2014 while the parties continue settlement discussions. The Company disputes the allegations in the complaint and continues to defend this lawsuit vigorously.

The Company continues to evaluate the loss provision in light of potentially relevant factual and legal developments, including information learned through rulings on dispositive motions, settlement discussions and other rulings. The expected loss reserve is based upon currently available information and is subject to significant judgment and a variety of assumptions, and known and unknown uncertainties. The actual loss may vary significantly from the current estimate, which does not represent the Company’s maximum loss exposure. At this time, no estimate of the possible loss or range of loss, in excess of the amount accrued, can be made regarding this lawsuit.

This filing may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements related to the loss reserve for the referenced lawsuit and any potential settlement of the lawsuit which would be subject to, among other things, the negotiation and execution of a definitive settlement agreement, any necessary approvals by the parties, approval of the U.S. Department of Health and Human Services Office of Inspector General (which may include other remedial actions), and final court approval of the related settlement agreement. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including those listed in the Company’s most recent reports on Forms 10-Q and 10-K. The Company undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 27, 2013	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich Co-General Counsel and Corporate Secretary